Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 9, 2017 (the “Effective Date”), is entered into by and among Vista Outdoor Inc., a Delaware corporation (the “Borrower”), each Lender party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of April 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time as of the date hereof, the “Credit Agreement;” the terms defined therein being used herein as therein defined unless otherwise defined herein);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement to make certain changes as provided herein; and
WHEREAS, the Borrower, the Lenders party hereto (which constitute the Required Lenders for this Amendment) and the Administrative Agent have agreed that the Credit Agreement be amended, upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.     Amendment to the Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 5 below, the Credit Agreement is hereby amended as follows:
(a)     Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:
“First Amendment Effective Date” means the date on which all of the conditions contained in Section 5 of the First Amendment have been satisfied or waived.
“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 9, 2017, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

(b)     Section 1.01 of the Credit Agreement is further amended by restating the pricing grid set forth in the definition of “Applicable Rate” as follows:

Revolving Credit Facility and Term A Facility – Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Percentage	Base Rate Percentage
1	> 4.25 : 1.00	0.45%	2.50%	1.50%
2	< 4.25 : 1.00 but > 3.50 : 1.00	0.40%	2.25%	1.25%
3	< 3.50 : 1.00 but > 3.00 : 1.00	0.35%	2.00%	1.00%
4	< 3.00 : 1.00 but > 2.25 : 1.00	0.30%	1.75%	0.75%
5	< 2.25 : 1.00	0.25%	1.50%	0.50%

(c)     Section 1.01 of the Credit Agreement is further amended by restating the second paragraph of the definition of “Applicable Rate” as follows:
The Applicable Rate applicable to the Revolving Credit Loans, the Term A Loans and the commitment fee payable in respect of the unutilized portion of the Revolving Credit Facility shall be determined by reference to the most recent Compliance Certificate delivered pursuant to Section 6.02(b). Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio, as calculated in a Compliance Certificate delivered pursuant to Section 6.02(b), for any such calendar quarter shall become effective as of the first Business Day following delivery of such Compliance Certificate; provided, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 1 shall apply from the first Business Day immediately after the date such Compliance Certificate was required to be delivered to and including the date on which such Compliance Certificate is actually delivered, after which the pricing level corresponding to the Consolidated Leverage Ratio set forth in such Compliance Certificate shall apply.
(d)     Section 1.01 of the Credit Agreement is further amended by restating the definition of “Consolidated EBITDA” as follows:
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (without duplication) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) income tax expense for such period, (iii) depreciation and amortization for such period, (iv) non‑recurring, unusual or extraordinary expenses or charges for such period (including, for the avoidance of doubt, write-off or charge related to the Gander Mountain insolvency in an amount not to exceed $17,000,000), (v) amortization or write off of deferred financing costs, (vi) non‑cash charges related to stock based employee compensation, (vii) non-cash charges associated with the mark‑to‑market of Swap Contracts, (viii) impairment charges or write offs with respect to goodwill and other intangible assets and (ix) losses due solely to fluctuations in currency values and the related tax effects, and minus the following to the extent included in calculating such Consolidated Net Income: (x) gains due solely to fluctuations in currency values and the related tax effects and (y) non-recurring, unusual or extraordinary gains.
(e)     Section 7.06(d) of the Credit Agreement is hereby amended by restating subclause (3)(B) thereof as follows:
(B) the aggregate amount of such Restricted Payments made pursuant to this subclause (3)(B) would be less than the sum of (w) $150,000,000 in the aggregate since the Restatement Closing Date plus (x) up to 100% of the Net Cash Proceeds from the sale or issuance by the Borrower of any of its Equity Interests since the Restatement Closing Date plus (y) if positive, 50% of the Consolidated Net Income since the First Amendment Effective Date;
(f)     Section 7.10 of the Credit Agreement is hereby amended by restating clause (b) thereof as follows:
(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter to be greater than the applicable ratio set forth in the grid below:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio
July 2, 2017 through December 30, 2018	4.75 : 1.00
March 31, 2019 through December 29, 2019	4.25 : 1.00
March 31, 2020 and thereafter	4.00 :1.00

(g)     Section 7.10 of the Credit Agreement is hereby amended by adding a new clause (c) at the end thereof as follows:
(c)    Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio on the last day of any fiscal quarter to be greater than the applicable ratio set forth in the grid below:

Fiscal Quarter Ending	Maximum Consolidated Senior Secured Leverage Ratio
July 2, 2017 through December 30, 2018	3.50 : 1.00
March 31, 2019 and thereafter	3.00 :1.00

Section 2.     Representations and Warranties of the Borrower. The Borrower represents to the Administrative Agent and the Lenders that:

(a)     No Default or Event of Default has occurred and is continuing on and as of the Effective Date. The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2(a), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; provided that, to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, such representations and warranties shall be true and correct in all respects.
(b)     The execution, delivery and performance by the Borrower of this Amendment is within the Borrower’s corporate or other organizational powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; (c) violate any Law; or (d) result in the creation of any Lien other than a Lien expressly permitted under Section 7.01 of the Credit Agreement, except with respect to any conflict, breach or contravention or payment referred to in clause (b)(i), to the extent that such conflict, breach or contravention or payment could not reasonably be expected to have a Material Adverse Effect.
(c)     The Borrower has all requisite corporate or other organization power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
Section 3.     Reference to and Effect on Loan Documents.
(a)     On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall for all purposes constitute a Loan Document.
(b)     The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents.
(c)     Each of the parties hereto acknowledges and agrees, for the avoidance of doubt, that, from and after the Effective Date, the Applicable Rate for all purposes of the Credit Agreement shall be determined in accordance with the provisions of the Credit Agreement, as amended hereby and that for any day prior to the Effective Date, the Applicable Rate shall be determined in accordance with the Credit Agreement prior to giving effect to this Amendment.
Section 4.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5.     Conditions to Effectiveness. This Amendment shall become effective at the time that all of the following conditions precedent have been met or waived:
(a)     Agreement. The Administrative Agent shall have received duly executed signature pages for this Amendment signed by the Administrative Agent, the Required Lenders and the Borrower.

(b)     Consent Fee. The Administrative Agent shall have received from the Borrower, for the account of each Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, a fully earned and non-refundable consent fee in an amount equal to 0.125% of such Lender’s Term Loans and Revolving Credit Commitments as of the Effective Date.
(c)     Payment of Expenses. The Borrower shall have paid or reimbursed the Administrative Agent for all reasonable and documented or invoiced out-of-pocket expenses (including, without limitation, the reasonable and documented or invoiced fees and out-of-pocket expenses and disbursements of Shearman & Sterling LLP, counsel to the Administrative Agent), which shall have been incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.
(d)     Representations and Warranties. The representations and warranties of the Borrower contained in Section 2 of this Amendment are true and correct on and as of the date of the Effective Date as if made on and as of such date.
Section 6.     Interpretation. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
Section 7.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 8.     Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

VISTA OUTDOOR INC.,
as the Borrower

By:_/s/ Stephen M. Nolan _____________________
Name:    Stephen M. Nolan
Title:    Senior Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:__/s/ Brenda Schriner___________________________
Name:    Brenda Schriner
Title:    Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:__/s/ Matthew N. Walt_________________________
Name:    Matthew N. Walt
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:__/s/ Andrew Beckman_________________________
Name:    Andrew Beckman
Title:    Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:__/s/ Thomas J. Sterr___________________________
Name:    Thomas J. Sterr
Title:    Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:__/s/ Laura Woodward____________________________
Name:    Laura Woodward
Title:    Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:__/s/ Luke Harbinson_____________________________
Name:    Luke Harbinson
Title:    Director

BANK OF THE WEST,
as a Lender

By:__/s/ Brad Conley_______________________________
Name:    Brad Conley
Title:    Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:__/s/ Brandon Norder ____________________________
Name:    Brandon Norder
Title:    Senior Vice President

CAPITAL ONE, N.A.,
as a Lender

By:__/s/ Sean C. Horridge ___________________________
Name:    Sean C. Horridge
Title:    Vice President

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:__/s/ Trevor H. Williams __________________________
Name:    Trevor H. Williams
Title:    Banking Officer

REGIONS BANK,
as a Lender

By:__/s/ Brand Hosford ______________________________
Name:    Brand Hosford
Title:    Vice President

BMO HARRIS BANK N.A,
as a Lender

By:__/s/ Marc Maslanka ______________________________
Name:    Marc Maslanka
Title:    Vice President

ZB, N.A. DBA ZIONS FIRST NATIONAL BANK,
as a Lender

By:__/s/ Thomas C. Etzel _____________________________
Name:    Thomas C. Etzel
Title:    Senior Vice President
Zions First National Bank Division

THE NORTHERN TRUST COMPANY,
as a Lender

By:__/s/ John Lascody _________________________________
Name:    John Lascody
Title:    Vice President

ASSOCIATED BANK, N.A.,
as a Lender

By:__/s/ Kyle A. Rabine ____________________________
Name:    Kyle A. Rabine
Title:    Vice President

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION,
as a Lender

By:__/s/ Jennie McElhone___________________________
Name:    Jennie McElhone
Title:    Vice President

WOODFOREST NATIONAL BANK,
as a Lender

By:__/s/ John Ellis ____________________________
Name:    John Ellis
Title:    Senior Vice President

STIFEL BANK & TRUST,
as a Lender

By:__/s/ Matthew L. Diehl___________________________
Name:    Matthew L. Diehl
Title:    Senior Vice President

MORGAN STANLEY BANK, N.A.,
as a Lender

By:__/s/ Dmitriy Barskiy ____________________________
Name:    Dmitriy Barskiy
Title:    Executive Director